UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 30, 2021

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Chief Financial Officer

As previously reported in a Current Report on Form 8-K filed on November 5, 2021, BeiGene, Ltd. (the “Company”) announced that Howard Liang, Ph.D., Chief Financial Officer and Chief Strategy Officer, plans to retire from the Company. Dr. Liang will retire from the Company on June 30, 2021, following a transition period and the appointment of a new chief financial officer as noted below. Dr. Liang’s decision to retire is not the result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates, or judgments.

(c) Appointment of New Chief Financial Officer

On March 30, 2021, the Board of Directors of the Company appointed Julia Wang, Senior Vice President, Enterprise Optimization and Deputy Chief Financial Officer of the Company, to be the Company’s new Chief Financial Officer, effective June 30, 2021. Upon the effectiveness of her appointment, Ms. Wang will serve as the Company’s principal financial officer and principal accounting officer. Howard Liang, Ph.D., Chief Financial Officer and Chief Strategy Officer, will remain with the Company until June 30, 2021 to ensure an orderly transition. In connection with the transition, Angus Grant, Ph.D., the Company’s Chief Business Executive, will oversee the Company’s strategy function.

Ms. Wang, aged 50, has served as Senior Vice President, Enterprise Optimization and Deputy Chief Financial Officer of the Company since June 2020. Prior to that time, from 2018 to 2020, Ms. Wang served as Senior Vice President, Global Business Finance and Corporate Planning at Alexion Pharmaceuticals, a rare disease biopharmaceutical company operating in more than 50 countries. From 2015 to 2018, she held leadership positions at Quest Diagnostics, including Vice President of U.S. Regional Finance and Enterprise Commercial, and Vice President of Finance, Value Creation. From 2007 to 2012, she held senior leadership roles at Johnson and Johnson (J&J) as Chief Financial Officer of various operating businesses, including Xian-Janssen, J&J’s pharmaceutical business in China. Prior to 2007, she led finance initiatives at PepsiCo. Ms. Wang received an MBA from Fuqua School of Business at Duke University in 1999, and a BA in British Language and Literature from Shandong Normal University in 1992.

There are no arrangements or understandings between Ms. Wang and any other person pursuant to which she was appointed as Chief Financial Officer, nor are there any transactions between Ms. Wang and the Company that would be reportable under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Wang and any of our directors or executive officers.

Item 7.01. Regulation FD Disclosure.

On March 30, 2021, the Company issued a press release announcing the appointment of Ms. Wang as Chief Financial Officer and the retirement of Howard Liang, Ph.D., Chief Financial Officer and Chief Strategy Officer, from the Company, effective June 30, 2021. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing or this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by BeiGene, Ltd. on March 30, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by BeiGene, Ltd. on March 30, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: March 30, 2021	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel